SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 3, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that it will provide 2003 earnings guidance at the UBS Warburg Global Healthcare Services Conference scheduled for 3:00 p.m. EST today at the Plaza Hotel in New York City.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated February 3, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 2/3/03	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contact:

Stephen N. Joffe

Joel Pomerantz

LCA-Vision Inc.

The Dilenschneider Group

(513) 792-9292

(212) 922-0900

LCA-VISION PROVIDES 2003 EARNINGS GUIDANCE

AT UBS WARBURG GLOBAL HEALTHCARE SERVICES CONFERENCE

Company Sees Return to Profitability in First Quarter;

Expects Full-Year 2003 Earnings of 30-to-35 Cents Per Share

CINCINNATI, OH, February 3, 2003 – LCA-Vision Inc. (NASDAQ NM: LCAV), a leading national provider of laser vision correction services, will provide 2003 earnings guidance today at the UBS Warburg Global Healthcare Services Conference at New York City’s Plaza Hotel.  A link to the audio portion of company’s presentation, which is scheduled for 3:00 p.m. EST today, can be found at www.ubswarburg.com.

During the presentation, management will disclose and discuss the following:

•

Anticipated return to profitability in the first quarter of 2003

•

Expected full-year earnings per share of 30-to-35 cents

•

Planned openings in two or three new markets in the first half of 2003,

with a similar number of openings in the second half of the year

Commenting on LCA-Vision’s improving operating results, Chairman and CEO Stephen N. Joffe said: “We have positioned our business to again deliver consistently positive operating results.  Our expectations for 2003 are built upon current economic conditions and do not depend on increasing consumer confidence levels.  An improving economy and strengthening consumer confidence would warrant a further increase in our expectations for full-year 2003.”

LCA-Vision Inc. owns and operates 33 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the Company’s website, www.lasikplus.com.  Individuals interested in scheduling a free vision evaluation can call the Company’s patient care center at

1-800-LasikPlus (1-800-527-4575).

# # #

This news release contains forward-looking statements that are subject to risks and uncertainties that may cause actual results to differ materially from current expectations.  For a discussion of these risks and uncertainties please review the Company’s filings with the Securities and Exchange Commission, including but not limited to forms10K and 10Q.